Exhibit 99.1

American International Holdings Corp. announces change in business focus, directors and officers

June 5, 2018, American International Holdings Corp. (AMIH), today announced that its business focus is changing to generating leads for clients in a pay for performance model. The company plans to operate in the Education, Insurance, Mortgage, and Home Services sectors.
The company also announced a change in its directors and officers to – Directors, Charles R. Zeller, Everett Bassie and Robert Holden and Officers – Robert Holden as the President and Chief Executive Officer and Everett Bassie, Chief Financial Officer, Secretary and Treasurer.
As part of the appointments described above and certain other transactions, a significant number of shares of common stock of the company were issued, resulting in a change of control of the company.
Information regarding Mr. Holden and Mr. Bassie, the change of control and certain other recent company events can be found in the Form 8-K filed by the company with the Securities and Exchange Commission on the date hereof.